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EXHIBIT 11 - COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE


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                                                             THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                SEPTEMBER 30,                    SEPTEMBER 30,
                                                         ---------------------------      --------------------------
                                                            1998             1997            1998           1997
                                                         -----------      ----------      -----------    -----------
  Net income
     (used in basic EPS computation)                     $  512,488       $  199,593       $1,041,054     $  700,903

  Adjustments to net income per
    assumed effect of dilutive securities:

      Interest on convertible notes, net of tax effect      (36,999)          70,423           74,952        211,269
                                                         ----------       ----------       ----------     ----------

  Adjusted earnings for diluted earnings per
    share computation                                    $  475,489       $  270,016       $1,116,006     $  912,172
                                                         ==========       ==========       ==========     ==========

  Weighted average number of shares
    outstanding for calculating basic earnings
    per share                                             1,963,825        1,343,048        1,692,022      1,342,648

  Effect of dilutive securities:
    Options and warrants                                     64,265           33,676          150,547            /(1)/
    Convertible notes                                       120,406          442,339          309,817        442,339
                                                         ----------       ----------       ----------     ----------

  Weighted average number of shares
    outstanding for calculation of diluted
    earnings per share                                    2,148,496        1,819,063        2,152,386      1,784,987
                                                         ==========       ==========       ==========     ==========

  Basic earnings per share                               $     0.26       $     0.15       $     0.62     $     0.52
                                                         ==========       ==========       ==========     ==========

  Diluted earnings per share                             $     0.22       $     0.15       $     0.52     $     0.51
                                                         ==========       ==========       ==========     ==========

/(1)/  Anti-dilutive
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